                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                              BLUE VALLEY BAN CORP
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  MAY 10, 2006
                                    5:45 P.M.

                              BLUE VALLEY BAN CORP
                              135TH & MISSION ROAD
                              LEAWOOD, KANSAS 66209

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 10, 2006

The Annual Meeting of Stockholders of Blue Valley Ban Corp ("Blue Valley" or the "Company") will be held in the lobby at the Bank of Blue Valley banking center located at 13401 Mission Road (135th and Mission Road), Leawood, Kansas 66209 on May 10, 2006, at 5:45 p.m. to consider and vote on the following matters:

     1. The election of directors to hold office until the expiration of their three-year terms, or until their successors shall be elected and qualified.

Only stockholders of record at the close of business on March 31, 2006 will be entitled to notice of or to vote at this meeting or any adjournments thereof.

It is important that your shares be represented at the meeting, and we invite you to attend. However, if you are unable to personally attend, we urge you to exercise your right to vote by completing and returning the enclosed proxy in the envelope provided. If you are a stockholder of record and attend the meeting, you may revoke your proxy by voting in person.

                                        By Order of the Board of Directors,


                                        /s/ Patricia L. Day
                                        ----------------------------------------
                                        Patricia L. Day
                                        Corporate Secretary

The date of this notice is April 10, 2006.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT PROMPTLY, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

                              BLUE VALLEY BAN CORP
                                   11935 RILEY
                           OVERLAND PARK, KANSAS 66225

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy will first be sent on or about April 10, 2006, to the stockholders of record of the common stock, par value one dollar ($1.00) per share, of Blue Valley Ban Corp ("Blue Valley" or the "Company") as of March 31, 2006 (the "Record Date"). The Company's Board of Directors (the "Board") is soliciting proxies to be used at the 2006 Annual Meeting of its stockholders and any adjournment thereof (the "Annual Meeting"), which will be held at 5:45 p.m. on May 10, 2006, in the Bank of Blue Valley banking center located at 135th & Mission Road, Leawood, Kansas, 66209.

Attendance at the Annual Meeting is limited to stockholders of record or their proxies, beneficial owners of Company common stock having evidence of such ownership, and guests of the Company.

Proxies are being solicited to give all stockholders of record an opportunity to vote on the matter to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on the matter to be voted upon at the Annual Meeting.

Only record holders of the Company's common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 2,389,969 shares of Company common stock issued and outstanding. Each share is entitled to one vote on each matter properly brought before the meeting. Shares can be voted at the meeting only if the stockholder is present or represented by a valid proxy.

Many stockholders cannot personally attend the meeting and choose to be represented by proxy. Any stockholder of record giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by (i) delivery of written notice to the Corporate Secretary, (ii) delivery of a properly executed, later-dated written proxy, or (iii) voting by ballot at the Annual Meeting. Providing a proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If you sign the proxy but do not specify how you want your shares to be voted, your shares will be voted in the manner recommended by the Board on all matters subject to vote by proxy. Votes will be counted by the inspectors of the election appointed by the Chairman at the meeting.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. The Company does not anticipate that any other matters will be raised at the Annual Meeting.

SOLICITATION OF PROXIES

The Company will pay the cost of this solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors or by employees of the Company. In addition, the Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy materials to stockholders.

REQUIRED VOTES--ELECTION OF DIRECTOR NOMINEES

The Board is divided into three classes. At each annual meeting of stockholders, the director(s) constituting one class are elected for a three-year term.

Any shares not voted (whether by abstention, withheld votes, broker non-votes or otherwise) have no impact on the election of director(s) except to the extent that the failure to vote for an individual may result in another individual receiving a larger proportion of the total votes. If you sign the proxy but do not specify how you want your shares to be voted, your shares will be voted in favor of the election of each nominee listed on the proxy.

Each nominee must be elected by a plurality of the votes cast in person or by proxy at a meeting at which a quorum is present.

Each nominee has agreed to serve as director if elected and the Company is not aware of any nominee that will be unable to serve. If for any reason the nominee is unable to do so, the proxies will be voted for a substitute nominee selected by the Board.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company's common stock as of March 31, 2006 by (1) persons known by the Company to own of record or beneficially five percent or more of the outstanding common stock; (2) the Company's directors; (3) each of the executive officers of the Company named in the Summary Compensation Table; and
(4) all of the directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person listed below is c/o 11935 Riley, Overland Park, Kansas 66213. This information has been prepared based upon the SEC's "beneficial ownership" rules. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock beneficially owned.

                                        Amount and Nature of   Percentage of Class
Name and Address of Beneficial Owner    Beneficial Ownership           (2)
------------------------------------    --------------------   -------------------
Robert D. Regnier                             749,430                 31.36%
Thomas A. McDonnell                           159,152                  6.66%
Donald H. Alexander                           151,232(1)               6.33%
Wayne A. Henry, Jr.                           127,480(1)               5.33%
Mark A. Fortino                                10,121                   .42%
Sheila C. Stokes                                8,532(1)                .36%
Ralph J. Schramp                                2,600(1)                .11%
Gary L. Sherrer                                 1,532                   .06%
All directors and executive officers,
   9 in number, as a group                  1,210,079(1)              50.63%

(1) Includes options that are currently exercisable, or become exercisable within 60 days of March 31, 2006, to purchase from us the number of shares of common stock indicated for the following persons: Donald H. Alexander, 8,400; Wayne A. Henry, Jr., 12,400; Sheila C. Stokes, 6,400; and Ralph J. Schramp, 600.

(2) Based on the number of shares of common stock outstanding on March 31, 2006, which was 2,389,969 shares.

           COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board had six meetings during the last fiscal year. The only director who attended fewer than 75% of the meetings of the Board and Board-designated committees on which they served was Mr. McDonnell. The Company does not have a policy covering Board member attendance at the Annual Meeting of Stockholders. However, four of the Company's five Board members attended the 2005 Annual Meeting of Stockholders.

The Board has a standing Audit Committee appointed from among its members. In addition, the Board determined that Messrs. Henry and Alexander qualify as Audit Committee financial experts.

The Board does not have a standing Nominating Committee or Compensation Committee. With the exception of the CEO, the full Board is composed of independent directors who nominate persons to serve as directors of the Company. The Board therefore believes that it is appropriate to not have a Nominating Committee or a Nominating Committee charter. The full Board of Directors of the Company's subsidiary bank (the "Bank") nominates persons to serve as directors of the Bank. When considering director candidates, the Company's Board will consider properly submitted stockholder nominations for candidates. The Board utilizes a variety of methods for identifying and evaluating nominees for directors. The Board assesses the size of the Board of Directors periodically and determines whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the full Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, stockholders or other persons. These candidates are evaluated and may be considered at any point during the year. Stockholder nominations should be addressed to:

Blue Valley Ban Corp.
Attn: Chairman of the Board
11935 Riley
Overland Park, KS 66213

The Board will consider properly submitted stockholder nominations for director candidates, following verification of the stockholder status of persons proposing the candidates. In evaluating nominations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board.

The Board considers candidates based upon several criteria, including their broad-based business and professional skills and experience, education, accounting, financial expertise, reputation, civic and community relationships, concern for the long-term interest of stockholders, personal integrity and judgment, and knowledge and expertise in the banking industry. When evaluating nominees, the composition of the entire Board is taken into account including the need for a majority of independent directors. In addition the assessment of a candidate includes consideration of the number of public boards on which he or she serves because of the time requirements for duties and responsibilities associated with serving on the Board.

AUDIT COMMITTEE REPORT

During 2005, the Company's Audit Committee consisted of three "independent" directors, as defined by the listing standards of the American Stock Exchange, as well as two advisory members who are directors of the Bank. In December 2005, one of the three "independent" directors (C. Ted McCarter) resigned from the Board. His replacement on the Audit Committee will be approved at the next Board meeting. The Audit Committee reports to the Board of the Company in performing its responsibilities relating to our accounting, reporting and financial control practices. The Audit Committee has general responsibility for oversight of financial controls, as well as our accounting, regulatory and audit activities, and annually reviews the qualifications of our independent auditors. The Audit Committee operates pursuant to a written charter which was last reviewed by the Board in March, 2006 and is attached hereto as Appendix A. As stated in the charter, the preparation, integrity, and fair presentation of the Company's financial statements are the responsibility of management, as are the establishment and maintenance of an internal control structure over financial reporting, and safeguarding and management of assets and ensuring compliance with federal and state laws and regulations. The Company's independent auditors are responsible for auditing the Company's financial statements and expressing an opinion on their conformity with accounting standards generally accepted in the United States of America.

During the year ended December 31, 2005, the Audit Committee met five times and the Audit Committee discussed with management and the independent auditors all interim financial information prior to public release.

In executing its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the independent auditor the independent auditor's independence, including but not limited to any relationships that may impact their objectivity and independence and satisfied itself as to the independent auditors independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards

No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors examination of the financial statements.

The Audit Committee reviewed with management and the independent auditors, the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005. Pursuant to this review, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 that was filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Wayne A. Henry, Jr.
Donald H. Alexander
Charles H. Hunter (advisory member)
Suzanne E. Dotson (advisory member)

                              INDEPENDENT AUDITORS

BKD, LLP has served as independent auditor of the Company since 1989. Such services include the audit of the financial statements of the Company for the fiscal year ending on such date, review of the Company's quarterly financial statements during that period and other appropriate services. A member of BKD, LLP will attend the annual meeting and will have the opportunity to make a statement if desired. Such member will also be available to respond to appropriate questions from the stockholders.

INDEPENDENT AUDITOR FEE INFORMATION

                     2005   2004
                     ----   ----
                     (dollars in
                      thousands)
Audit fees           $ 98   $105
Audit-Related fees      7      6
Tax fees               23     35
All other fees         16      8
                     ----   ----
    Total            $144   $154
                     ====   ====

Audit fees include amounts the Company paid to BKD, LLP for the audits of the Company's annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q. Audit-Related fees include fees for the audit of the Company's profit-sharing plan. Tax fees include fees paid for the preparation and review of the Company's state and federal tax returns and tax advice. All other fees include fees for the examination of the Company's Trust Department and fees paid other permitted advisory services. The Audit Committee has considered and found that the provision of services by BKD, LLP covered above is compatible with maintaining their independence. During 2005, 91% of the total fees disclosed in the Independent Auditor Fee Information table were specifically approved by the Audit Committee.

The Audit Committee has adopted the following guidelines regarding the engagement of the Company's independent auditor to perform services for the
Company:

For audit services, the independent auditor provides the Audit Committee with a fee proposal and engagement letter during the first quarter of the year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Audit Committee, the engagement letter is formally accepted by the Audit Committee.

For non-audit services, Company management submits to the Audit Committee for approval significant non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Audit Committee that each non-audit service recommended is permissible under all applicable legal requirements.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table below provides summary information concerning compensation that we paid or accrued during 2005, 2004 and 2003 to or on behalf of our Chief Executive Officer and the four other highest paid executive officers whose salary and bonus for 2005 was in excess of $100,000. None of our executive officers have employment contracts assuring continued employment.

                                                                            TOTAL COMPENSATION
                                                -------------------------------------------------------------------------
                                                       ANNUAL COMPENSATION (1)            LONG-TERM COMPENSATION AWARDS
                                                ------------------------------------   ----------------------------------
                                                                              OTHER    RESTRICTED   SECURITIES      ALL
                                                                             ANNUAL       STOCK     UNDERLYING     OTHER
         NAME AND PRINCIPAL POSITIONS           YEAR    SALARY     BONUS    COMP.(2)   AWARDS (3)     OPTIONS    COMP.(4)
         ----------------------------           ----   --------   -------   --------   ----------   ----------   --------
Robert D. Regnier............................   2005   $248,800   $27,680      $--       $54,000          --      $26,704
   President, Chief Executive Officer and       2004    248,800        --       --        43,200          --       23,293
   Chairman of the Board of Directors of        2003    239,200    80,000       --        54,000          --       24,126
   Blue Valley; Chief Executive Officer and
   Director of the Bank

Mark A. Fortino..............................   2005   $128,000   $27,680      $--       $18,000          --      $14,371
   Chief Financial Officer of Blue Valley;      2004    119,000        --       --        14,400          --      $17,739
   Senior Vice President and Chief Financial    2003    114,400    45,000       --        18,000          --       22,412
   Officer of the Bank

Ralph J. Schramp.............................   2005   $111,000   $27,680      $--       $18,000          --      $11,877
   Senior Vice President - Commercial           2004    105,000        --      $--       $14,400          --      $13,706
   Division of the Bank                         2003     93,600    35,000       --        18,000          --        6,330

Sheila C. Stokes.............................   2005   $115,000   $27,680      $--       $18,000          --      $12,407
   Senior Vice President - Retail Division of   2004   $105,000   $    --      $--       $14,400          --      $16,207
   the Bank                                     2003     93,600    45,000       --        18,000          --       14,907

Gary L. Sherrer (5)..........................   2005   $125,000   $27,680      $--       $18,000          --      $ 5,047
   Senior Vice President - Mortgage
   Division of the Bank

----------
(1) The salary and bonus column does not include the cost to us of benefits executive officers receive in addition to salary and cash bonuses. Those amounts are included in the column "Other Annual Comp."

(2) Includes the dollar value of other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus.

(3) During 2005, 2004 and 2003, Mr. Regnier was awarded 1,800 shares of restricted stock and Mr. Fortino, Mr. Schramp and Ms. Stokes were each awarded 600 shares of restricted stock. During 2005, Mr. Sherrer was awarded 600 shares of restricted stock. Management's estimate of the fair value of our common stock at December 31, 2005, 2004 and 2003 was $30.00 per share, $24.00 per share, and $30.00 per share, respectively.

(4) Includes the amount of the Company's contributions to our Profit Sharing Plan and 401(k) Savings Plan.

(5)  Mr. Sherrer was hired by the Company in December 2004.

Mr. Regnier, Mr. Fortino, Mr. Schramp, Ms. Stokes, and Mr. Sherrer have an oral agreement with the Company for "at will" employment which includes the following:

     1.   entitled to a salary, adjusted annually by the Board

     2. participation in the annual incentive bonus program, incentive is based upon the return on equity of the Company

     3. eligible for incentive awards under the 1998 Equity Incentive Plan, as determined by the Board

     4. entitled to medical and disability insurance and other forms of health, life and other insurance and/or benefits provided by the Company to its employees, and

     5. entitled to vacation, paid sick leave and all other employee benefits provided by the Company to its employees.

OFFICERS' BACKGROUND

ROBERT D. REGNIER (age 57) has been a director and the President and Chief Executive Officer of Blue Valley and the Bank since their formation in 1989. He has also been the sole director and President and Chief Executive Officer of Blue Valley Investment Corporation since its formation in 1995, and of Blue Valley Building Corp. since its formation in 1994. Prior to forming Blue Valley, Mr. Regnier held various managerial positions with Boatmen's Bank and Trust and Boatmen's First National Bank of Kansas City. Mr. Regnier has nearly 30 years of experience in a number of banking areas, including lending, investments, personnel, administration, trust, operations, new business development and mergers.

MARK A. FORTINO (age 39) has been Chief Financial Officer and/or Treasurer of Blue Valley, Blue Valley Investment Corporation and Blue Valley Building Corp., and Senior Vice President and Chief Financial Officer of the Bank since May 1998. As such, he is responsible for oversight of all financial reporting and analysis for Blue Valley, as well as oversight of operations, human resources, compliance, internal audit, loan review, information technology and administration. Mr. Fortino also serves on the Technology, Asset/Liability Management and Work-Life Committees of the Bank. Mr. Fortino is a certified public accountant, and for ten years prior to joining Blue Valley served in various positions, including Audit Manager, at Baird, Kurtz & Dobson (now BKD,
LLP), a public accounting firm in Kansas City, Missouri. His prior experience includes bank consulting and auditing, bank mergers and acquisitions, public securities offerings and periodic SEC reporting. Mr. Fortino is a member of the Missouri Society of CPAs and the American Institute of CPAs. Mr. Fortino is also Treasurer and serves on the Finance Committee of the Girl Scouts of Midcontinent Council and is the chairman of the University of Kansas Accounting and Information Systems Advisory Board.

RALPH J. SCHRAMP (age 56) joined the Bank in 2002 and is currently Senior Vice President - Commercial Lending and Business Development. In this capacity, he is responsible for managing and directing the commercial credit sales efforts at all Bank locations. Mr. Schramp has over 28 years of banking experience in Iowa, Missouri, and Kansas. He began his banking career with Davenport Bank & Trust Company, Davenport, Iowa in 1972 to 1976. He served in several capacities with United Missouri Bank beginning in 1976, including President & CEO of United Missouri Bank of Blue Springs, Missouri from 1979 to 1983. He served as Senior Commercial Loan Officer at MidAmerican Bank & Trust Company, Roeland Park, Kansas from 1984 to 1986 and President and CEO of Truman Bank and Trust Company, Grandview, Missouri from 1986 to 1993. After holding lending and business development positions from 1993 to 1999 with Mercantile Bank, Kansas City, Missouri and Community Bank, Prairie Village, Kansas, Mr. Schramp spent three years as Vice President of Finance & Administration for a manufacturing company in Grandview, Missouri.

SHEILA C. STOKES (age 44) has been with the Bank since 2001 as Senior Vice President heading the Bank's Retail Division. Ms. Stokes is responsible for all Retail sales and activities, Private Banking, Call Center, Consumer Lending, Marketing, and Signature Financial Services. Ms. Stokes has been employed in banking for twenty years with experience as a Personal Banker, Banking Center Manager and Regional Sales Manager. Most recently, she was Vice President, Regional Sales Manager at Bank of America, Kansas City from 1997 to 2001. Previously, she had served as Assistant Vice President, Banking Center Manager, Bank of America, Kansas City from 1991 to 1996, Assistant Cashier, Assistant Banking Center Manager, Bank of America from 1985 to 1990.

GARY L. SHERRER (age 65) joined the Bank in December 2004 as Senior Vice President and leads our Mortgage Division. In that role, Mr. Sherrer is in charge of all mortgage activities including origination, operations, underwriting and secondary market activities. Mr. Sherrer has spent most of his professional career in banking, including serving as a senior officer in Kansas' largest bank holding company. His banking service was interrupted by 8 years of public service during which he served as Lieutenant Governor and Secretary of Commerce for the State of Kansas. Mr. Sherrer also serves on the boards of Citizens for Higher Education, Liberty Memorial and KCPT-Public Television.

EXERCISES OF STOCK OPTIONS

The following table sets forth information with respect to the executive officers identified in the prior table concerning the exercise of options during 2005, and unexercised options held as of December 31, 2005.

                     AGGREGATED OPTION EXERCISES IN 2004 AND
                           2004 YEAR-END OPTION VALUES

                        Number of                    Number of Securities         Value of Unexercised In-the
                          Shares                          Underlying                     -Money Options
                         Acquired              Unexercised Options at Year-End:         at Year-end (1):
                         Through      Value    --------------------------------   ---------------------------
         NAME            Exercise   Realized      Exercisable   Unexercisable     Exercisable   Unexercisable
         ----           ---------   --------      -----------   -------------     -----------   -------------
Robert D. Regnier....        --          --             --            --            $    --          $--
Mark A. Fortino......     8,400      68,400             --            --            $    --          $--
Ralph Schramp........        --          --            600            --            $ 3,000          $--
Sheila Stokes........        --          --          6,400            --            $54,000          $--

----------
(1) Shares of the Company's common stock are traded on the Over-The-Counter Bulletin Board; however, there were no trades on December 31, 2005. Management's estimate of the fair value of our common stock at December 31, 2005 was $30.00 per share based upon the last trade of 2005 which occurred on December 28, 2005.

DIRECTOR COMPENSATION

We pay each of our non-employee directors a fee of $1,500 for each meeting of our board of directors, and a fee of $350 for each committee meeting that they attend. Directors are also eligible to receive stock options, restricted stock and deferred share unit grants under our 1998 Equity Incentive Plan. In 2005, each non-employee director of the Company received 600 shares of our restricted stock. Mr. Regnier received 1,800 shares of restricted stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All of our executive officers and employees are employed by the Bank and do not receive separate compensation for positions held with the Company, Blue Valley Investment Corporation., or Blue Valley Building Corp. Executive compensation is determined jointly by the full boards of directors of the Company and the Bank. During 2005, Robert D. Regnier, who is a director of the Company and the Bank and President and Chief Executive Officer of the Company and the Bank as well, as Mark A. Fortino, who is Chief Financial Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank, participated in the deliberations of the boards of directors of the Company and the Bank concerning executive compensation for employees other than themselves. There are no other reportable compensation committee interlocks or insider participation matters.

BOARD REPORT ON EXECUTIVE COMPENSATION

The Company seeks to attract and retain highly-qualified executive officers and compensate them accordingly to maximize short-term and long-term benefits to the Company and its stockholders. To accomplish this goal, the total compensation of the Company's executive officers includes base compensation as well as incentive compensation in the form of cash bonuses and equity incentive grants. When determining the appropriate level of executive compensation, including that for the CEO, the boards of directors consider factors such as compensation surveys and research data, duties performed by each executive and the level of performance of each executive's department(s) and/or area(s) of responsibility, as well as the overall performance of the Company.

BOARD OF DIRECTORS OF THE COMPANY AND THE BANK

Name                                  Age                  Positions
----                                  ---   --------------------------------------
Directors of Blue Valley Ban Corp.

Robert D. Regnier..................    57   President, Chief Executive Officer
                                            and Chairman of the Board of Directors
                                            of Blue Valley; President, Chief
                                            Executive Officer and Chairman of the
                                            Board of Directors of the Bank
Donald H. Alexander................    67   Director of Blue Valley and the Bank
Michael J. Brown...................    49   Director of Blue Valley
Wayne A. Henry, Jr.................    53   Director of Blue Valley
Thomas A. McDonnell................    60   Director of Blue Valley

Additional Directors of the Bank

Harvey S. Bodker...................    70   Director of the Bank
Suzanne E. Dotson..................    59   Director of the Bank
Charles H. Hunter..................    63   Director of the Bank

                       PROPOSAL # 1: ELECTION OF DIRECTORS

The Company's directors are divided into three classes as nearly equal in number as the total number of directors constituting the entire Board permits. At each annual meeting of stockholders, the directors of each class are elected to serve a three-year term, and continue to hold office until their successors are elected and qualified. Two Class III Directors are to be elected at the Annual Meeting and each will serve until expiration of their three-year terms at the Company's 2009 Annual Meeting of Stockholders or until their successor shall be elected and qualified. The persons named in the accompanying Proxy will vote the shares represented by the Proxy for the election of the following:

                              NOMINEES FOR ELECTION

Class III Directors: Terms expiring in 2009

                                                                       COMPANY
                                                                      DIRECTOR
NAME                  AGE          POSITION WITH THE COMPANY            SINCE
----                  ---   ---------------------------------------   --------
Robert D. Regnier      57   President, Chief Executive Officer and      1989
                            Chairman of the Board of Directors of
                            the Company; President, Chief Executive
                            Officer and Chairman of the Board of
                            Directors of the Bank
Thomas A. McDonnell    60   Director of the Company                     1996

ROBERT D. REGNIER has been a director and the President and Chief Executive Officer of Blue Valley and the Bank since their formation in 1989. He has also been the sole director and President and Chief Executive Officer of Blue Valley Investment Corporation. since its formation in 1995, and of Blue Valley Building Corp. since its formation in 1994. Prior to forming Blue Valley, Mr. Regnier held various managerial positions with Boatmen's Bank and Trust and Boatmen's First National Bank of Kansas City. Mr. Regnier has nearly 30 years of experience in a number of banking areas, including lending, investments, personnel, administration, trust, operations, new business development and mergers.

THOMAS A. MCDONNELL has been a director of Blue Valley since 1996. Mr. McDonnell has served as the Chief Executive Officer of DST Systems, Inc. in Kansas City, Missouri since 1984, as President since 1973 (except for a 30-month period from October 1984 to April 1987) and as a director of DST since 1971. DST Systems, Inc. is a provider of information processing and software services to the financial services and other industries. Mr. McDonnell is also a director of Kansas City Southern, Euronet Worldwide, Inc., Commerce Bancshares, Inc., and Garmin LLC.

The Board of Directors recommends a vote "FOR" the election of Mr. Regnier and Mr. McDonnell.

                      DIRECTORS WHO WILL CONTINUE IN OFFICE

Class I Director: Term expiring in 2007

                                                         COMPANY
                                                        DIRECTOR
NAME                  AGE   POSITION WITH THE COMPANY     SINCE
----                  ---   -------------------------   --------
Wayne A. Henry, Jr.    53   Director of the Company       1992
Michael J. Brown       49   Director of the Company       2005

Class II Director: Term expiring in 2008

                                                         COMPANY
                                                        DIRECTOR
NAME                  AGE   POSITION WITH THE COMPANY     SINCE
----                  ---   -------------------------   --------
Donald H. Alexander    67   Director of the Company       1992
                            and of the Bank

Below we have provided information regarding the principal occupations and business experience of each director of the Company named above. Unless otherwise indicated, each person has held the indicated positions for at least the past five years. Except as otherwise indicated below, there are no reportable family relationships among our directors and executive officers.

WAYNE A. HENRY, JR. has been a director of Blue Valley since 1992. Mr. Henry has also been the President and Treasurer and a director of Personal Financial Designs, Inc. in Holden, Missouri, a registered investment advisory firm providing portfolio management and financial planning services, since 1986. Mr. Henry is a licensed financial planning practitioner and has served on the board of directors of the Kansas City Chapter of the International Association of Financial Planning and as President and Chairman of the Heart of America Society of the Institute of Certified Financial Planners.

MICHAEL J. BROWN was nominated and approved by the Board as a director of the Company in August 2005. Mr. Brown has served as the Chairman and Chief Executive Officer of Euronet Worldwide, Inc. since its formation in 1994. Euronet Worldwide is a multinational company with a diverse product and service offering that enables financial institutions to offer secure electronic financial transactions at any time and place.

DONALD H. ALEXANDER has been a director of the Company and member of its Audit Committee since 1992. Mr. Alexander has also been a director of the Bank since its formation in 1989. Mr. Alexander is a private investor with a background in commercial banking. In addition to his positions with Blue Valley and the Bank, Mr. Alexander has also been Chairman of Ventaire Corporation in Tulsa, Oklahoma, a metal fabrication company, since 1989; Chairman of Tulsa Power, LLC in Tulsa, Oklahoma, a machinery fabrication company, since 1998; Chairman of Huebert Fiberboard Corp. in Boonville, Missouri, a manufacturing company, since 1996; and President and director of Alexander & Associates, Inc. in Kansas City, Missouri, a private investment company, since 1987.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank periodically makes loans to our executive officers and directors, the members of their immediate families and companies that they are affiliated with. As of December 31, 2005, the Bank had aggregate loans outstanding to such persons of approximately $12.3 million, which represented 26.59% of our stockholders' equity of $46.1 million on that date. These loans:

     -    were made in the ordinary course of business;

     - were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and

     - did not involve more than the normal risk of collectibility or present other unfavorable features.

                          COMMUNICATIONS WITH THE BOARD

Individuals may communicate directly with any member of the Board of Directors or any individual chairman of a committee of the Board of Directors by writing directly to those individuals at the following address:

Blue Valley Ban Corp.
11935 Riley
Overland Park, KS 66213

Communications that are intended for the non-management independent directors generally should be marked as such. The Company's general procedure is to forward, and not to intentionally screen, any mail received at the Company's corporate office unless the Company believes the communication may pose a security risk.

                                  OTHER MATTERS

The Board of Directors knows of no matters expected to be presented for consideration at the Annual Meeting that are not described herein. However, if other matters properly come before the meeting, persons named in the accompanying form of proxy may vote thereon in accordance with their best judgment.

                COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires every director and officer and each person owning directly or indirectly more than 10% of any class of equity security which is registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Because the Company's equity securities are not registered pursuant to Section 12 of the Exchange Act, such beneficial ownership reporting requirements are not applicable.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

PROPOSALS IN THE COMPANY'S PROXY STATEMENT

2007 Stockholder proposals submitted for inclusion as a stockholder proposal in the Company's proxy materials for the 2007 Annual Meeting of Stockholders must be received by the Company at its principal executive office at 11935 Riley, Overland Park, Kansas 66225 no later than December 21, 2006.

PROPOSALS TO BE INTRODUCED AT THE ANNUAL MEETING BUT NOT INTENDED TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT

Pursuant to the advance notice provision of the Company's Articles of Incorporation, a stockholder intending to introduce any proposal at the 2007 Annual Meeting of Stockholders (including a proposal to nominate a director), but not intending the proposal to be included in the Company's proxy materials, must give notice to the Company's Secretary no later than December 21, 2006.

                       By Order of the Board of Directors


                                        /s/ Robert D. Regnier
                                        ----------------------------------------
                                        Chairman of the Board and
                                        Chief Executive Officer

                                        April 10, 2006

PROXY                                                                      PROXY

                              BLUE VALLEY BAN CORP

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 PLEASE FILL IN, DATE AND SIGN PROXY AND RETURN
                    IN THE ENCLOSED PREPAID ENVELOPE PROMPTLY

The undersigned hereby constitutes and appoints Patricia L. Day and Mark A. Fortino, and each or any of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of Blue Valley Ban Corp to be held at the Bank of Blue Valley banking center located at 13401 Mission Road (135th and Mission Road), Leawood, Kansas 66209, on Wednesday, May 10, 2006, at 5:45 p.m. and at any adjournments or postponements thereof, and in connection therewith to vote all of the shares of Blue Valley Ban Corp's common stock which the undersigned would be entitled to vote, as set forth below. This proxy revokes all prior proxies given by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS SET FORTH BELOW.

PROPOSAL 1: ELECTION OF DIRECTORS - NOMINEES ARE: ROBERT D. REGNIER AND THOMAS
A. MCDONNELL.

[ ] FOR NOMINEES                        [ ] WITHHOLD AUTHORITY FOR NOMINEES

[ ] FOR ALL EXCEPT:
                    -------------------------------------------------------

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME ON THE LINE ABOVE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED ON THIS PROXY. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE NOMINEES FOR DIRECTOR AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

NO PROPOSAL IS CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.

Dated:               , 2006
       --------------


Signature:
           --------------------------


Signature:
           --------------------------

Important: Please date this Proxy; sign exactly as your name(s) appear hereon. When signing as joint tenants, all parties to the joint tenancy should sign. When signing the Proxy as attorney, executor, administrator, trustee or guardian, please give full title as such.